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                                                                    EXHIBIT 10.5

                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this "Agreement"), dated as of
                                                       ---------
October 29, 1999 is made by the signatories hereto and each Person becoming a party hereto identified as a "Debtor" (each, a "Debtor" and collectively,
                                                ------
"Debtors"), in favor of Bank of America, N.A. in its capacity as administrative
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agent (in such capacity, "Administrative Agent") or Lenders, Issuing Lender,
                          --------------------
Indemnitees and itself (collectively, the "Secured Parties") under the Credit
                                           ---------------
Agreement referred to below.

                                    RECITALS

     A. Pursuant to that certain Credit Agreement dated as of October 29, 1999 among California Pizza Kitchen, Inc., a California corporation ("Borrower"),
                                                                 --------
Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender and Bankers Trust Company, as Documentation Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the
                                                      ----------------
terms defined therein being used herein as therein defined), Lenders and Issuing Lender are making certain credit facilities available to Borrower.

     B. Concurrently herewith, certain Debtors are executing and delivering to Administrative Agent a Master Subsidiary Guaranty dated as of even date herewith (as amended from time to time, the "Master Subsidiary Guaranty") guarantying the
                                    --------------------------
Obligations.

     C. It is a requirement of the Credit Agreement that Debtors enter into this Agreement pledging their direct and indirect beneficial ownership interests in all of their Subsidiaries, and that if Borrower or any of its Domestic Subsidiaries become owners of additional equity interests in new or existing Subsidiaries after the date hereof, it pledge its equity interests therein to the extent required herein to Administrative Agent.

     D. Each Debtor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant of Security Interest. Each Debtor hereby pledges, assigns and grants to Administrative Agent, for the benefit of the Secured Parties, a security interest in the property described in Paragraph 2 below (collectively and severally, the "Collateral") to secure payment and performance of the
                    ----------
Obligations.

     2. Collateral. The Collateral shall consist of all right, title and interest of each Debtor in and to the following:

     (a) all shares and direct or indirect partnership, membership, joint venture and other equity and beneficial interests in the Subsidiaries (collectively, the "Ownership Interests")
                    -------------------

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described in Schedule 1 and all additional Ownership Interests in Subsidiaries now owned or from time to time hereafter acquired by such Debtor in any manner;

     (b) all certificates and instruments representing or evidencing the Ownership Interests;

     (c) all rights of such Debtor now existing or from time to time arising under any partnership, articles of organization, operating, joint venture or other organizational agreements and instruments relating to any Subsidiaries (collectively, the "Governing Agreements"), including without limitation, (i)
                    --------------------
all rights as a general partner, limited partner, member, joint venturer or other equity or beneficial holder; (ii) all right, title and interest in any insurance, indemnity, warranty or guaranty with respect to any Governing Agreements; (iii) all tort and other claims for damages arising out of a breach of or default under any Governing Agreements; and (iv) all voting rights, put rights, exchange rights, any other rights and all rights to payment of any kind, including cash and non-cash distributions and redemptions, instruments and other property, from time to time received, receivable or otherwise distributed on account of, or in exchange for Ownership Interests or the Governing Agreements (collectively, the "Rights" and individually, a "Right");
                    ------                       -----

     (d) All now existing and hereafter acquired books, records, writings, data bases, information and other property relating to, used or useful in connection with, embodying, incorporating or referring to, any of the foregoing Collateral; and

     (e) All products and proceeds of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds thereof is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

     All certificates or instruments representing or evidencing the Collateral (collectively, the "Pledged Collateral") shall be delivered to and held by or on
                    ------------------
behalf of Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent.

     3. Obligations. The Obligations secured by this Agreement shall consist of all Obligations of each Debtor under the Loan Documents to which it is a party whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

     4. Representations and Warranties. In addition to all representations and warranties of each Debtor set forth in the Guaranty and any other Loan Document to which such Debtor may be a party, which are incorporated herein by this reference, each Debtor hereby represents and warrants that:

     (a) Except as disclosed on Schedule 3 hereto, Liens in favor of Administrative Agent for the benefit of the Secured Parties granted hereunder and Ordinary Course Liens, no Person

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has (or, in the case of after-acquired Collateral, at the time each Debtor acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other Lien or charge) in, against or to the Collateral.

     (b) All information heretofore, herein or hereafter supplied to Administrative Agent or any Secured Party by or on behalf of each Debtor with respect to the Collateral is accurate and complete in all material respects.

     (c) Each Debtor is lawfully possessed of ownership of the Collateral which exists on the date hereof and has full right, title and interest in all rights purported to be granted by it hereunder, and has full power and lawful authority to grant the liens in and on the Collateral hereunder.

     (d) This Agreement creates in favor of the Secured Parties a valid and enforceable lien on the Collateral, securing the payment and performance of all Obligations. Upon Administrative Agent taking possession of all certificates or instruments representing or evidencing the Collateral and the filing of financing statement(s) covering the Collateral with the appropriate filing offices, all filings and other actions necessary to perfect such lien will have been duly made or taken.

     (e) Each Debtor which is a corporation is duly organized, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

     (f) Debtor has the power and authority and the legal right to make, deliver and perform this Agreement and to authorize the execution, delivery and performance of this Agreement. Except as contemplated herein, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered by Debtor, and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     (g) With respect to each Debtor which is a corporation, the execution, delivery, and performance by Debtor of this Agreement and compliance with the provisions hereof have been duly authorized by all requisite action on the part of Debtor and do not and will not (i) violate or conflict with, or result in a breach of, or require any consent, except where such violation, conflict, breach or failure to obtain consent would not have a Material Adverse Effect, under (A) any Organization Documents of Debtor or any of its Subsidiaries, (B) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (C) any Contractual Obligation of Debtor or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (ii) constitute a default under any such

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agreement or instrument, except where such default would not have a Material
Adverse Effect, or (iii) result in, or require, the creation or imposition of any Lien on any material portion of the properties of Debtor or any of its Subsidiaries other than pursuant hereto.

     (h) No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the best knowledge of Debtor, threatened by or against Debtor or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, could have a Material Adverse Effect.

     (i) The execution, delivery and performance by Debtor of this Agreement does not constitute, to the best knowledge of Debtor, a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in California.

     (j) The office where each Debtor keeps its records concerning the Collateral ("Records") is located at the address for notices for Borrower set
             -------
forth on Schedule 10.02 to the Credit Agreement.
         --------------

     (k) The Collateral constituting shares has been duly authorized and validly issued and is fully paid and nonassessable.

     (l) The Collateral constitutes all of the Ownership Interests in all active Domestic Subsidiaries held by Debtor and not less than 65% of the Ownership Interests in Foreign Subsidiaries. Except for the intended acquisition of all remaining general partnership interests in CPK I, Limited Partnership and up to all partnership interests in CPK Water Tower Limited Partnership and as disclosed on Schedule 3 hereto, there are no existing options, warrants, calls
             ----------
or commitments of any character whatsoever relating to any Collateral.

     5. Covenants and Agreements of Each Debtor. In addition to all covenants and agreements of each Debtor set forth in any other Loan Document to which it may be a party, which are incorporated herein by this reference, each Debtor hereby agrees, at no cost or expense to Administrative Agent or any of the Secured Parties:

     (a) To do all acts that may be necessary to maintain, preserve and protect the Collateral and the priority and perfected nature of the security interest of Administrative Agent for the benefit of the Secured Parties therein.

     (b) Not to use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement, any other agreement with Administrative Agent and/or the Secured Parties related hereto, or any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on each Debtor or affecting any of the Collateral or any contractual obligation affecting any of the Collateral except, in each case, where such unlawful use or violations would not cause a Material Adverse Effect.

     (c) Except as permitted in the definition of Ordinary Course Liens in the Credit Agreement with respect to contested Liens, to pay promptly when due all taxes, assessments, charges, encumbrances and obligations secured by Liens now or hereafter imposed upon or affecting any Collateral.

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     (d) To appear in and defend any action or proceeding which may affect its title to or Administrative Agent's interest on behalf of the Secured Parties in the Collateral.

     (e) Not to surrender or lose possession of (other than to Administrative Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted herein or in the other Loan Documents, and to keep the Collateral free of all levies and security interests or other Liens or charges except as permitted by the Credit Agreement.

     (f) To account fully for and after the occurrence and during the continuance of an Event of Default, promptly deliver to Administrative Agent, in the form received, all certificates and instruments constituting Collateral hereunder and all proceeds of the Collateral received, all endorsed to Administrative Agent or in blank, as requested by Administrative Agent, and until so delivered all such documents, instruments, agreements and proceeds shall be held by each Debtor in trust for Administrative Agent for the benefit of the Secured Parties, separate from all other property of each Debtor.

     (g) To keep records of the Collateral which are accurate and complete in all material respects and to provide Administrative Agent and each of the Secured Parties with such records and such other reports and information relating to the Collateral as Administrative Agent or any Secured Party may reasonably request from time to time.

     (h) To give Administrative Agent 30 days prior written notice of any change in any Debtor's chief place of business, any Debtor's state of incorporation or legal name or trade name(s) or style(s) referred to in Paragraph 10 below.

     (i) To keep the records concerning the Collateral at the location(s) referred to in Paragraph 10 below and not to remove such records from such location(s) without the prior written consent of Administrative Agent.

     (j) To keep the Collateral in good condition and repair and not to cause or permit any waste or unusual or unreasonable depreciation of the Collateral.

     (k) To cause each Subsidiary not to issue any Ownership Interests in addition to or in substitution for the Collateral unless pledged as Collateral hereunder, and to not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral subject to Debtor's right to make Dispositions of the type permitted under Section 7.04 of the Credit Agreement.

     (l) To notify Administrative Agent promptly, in reasonable detail, (i) of any material claim made or asserted against any material portion of the Collateral by any person; (ii) of any event not related to the Subsidiaries' business which is reasonably expected to have a Material Adverse Effect on the security interest hereunder, the value of the Collateral or the ability of the Secured Parties to dispose of the Collateral or the rights and remedies of the Secured Parties; and (iii) any distributions of material non-cash property by any of the Debtors or their Subsidiaries.

     (m) At the expense of each Debtor, to promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that Administrative Agent may reasonably request, in order to perfect the liens granted or purported

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to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder and execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as Administrative Agent may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby.

     (n) To authorize Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of each Debtor where permitted by law.

     (o) To pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgement of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

     (p) Upon obtaining any additional Ownership Interests in any Subsidiary or any other Collateral, to promptly deliver to Administrative Agent a duly executed Agreement Supplement in substantially the form of Schedule 2 hereto (a "Pledge Agreement Supplement") identifying such additional Ownership Interests;
 ---------------------------
provided, however that not more than 65% of the Ownership Interests of any
--------  -------
Subsidiary shall be required to be pledged hereunder. Such Debtor shall deliver any certificates or instruments representing or evidencing such additional Collateral, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent. Each Debtor hereby authorizes Administrative Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares listed on any Agreement Supplement delivered to Administrative Agent shall for all purposes hereunder constitute Collateral. The failure of any Debtor to comply with this covenant or Administrative Agent to attached a Pledge Agreement Supplement shall not limit or otherwise impair the security interest of the Secured Parties in such additional Ownership Interests.

     (q) Not to designate, or consent to the designation of, any other Person (including, without limitation, an Affiliate) to be a successor or additional general partner of an Subsidiary who is not a Debtor.

     (r) With respect to each Debtor which is a party to a Governing Agreement:

         (i) to perform and observe all material terms and provisions of each Governing Agreement to be performed or observed by such Debtor, maintain such Governing Agreement in full force and effect in all material respects, enforce such Governing Agreement in accordance with its terms in all material respects, and take all such action to such end as may be from time to time reasonably requested by Administrative Agent;

         (ii) to furnish to Administrative Agent promptly upon receipt thereof, copies of all material notices, requests and other documents received by any Debtor under or

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     pursuant to any Governing Agreement, and from time to time furnish to
     Administrative Agent such information and reports regarding the Collateral as Administrative Agent may reasonably request; or

         (iii) not to amend or waive any material provision of any Governing Agreements or restate or substitute any Governing Agreements with another agreement therefor in a way inconsistent with the terms of this Agreement or which materially adversely affects the rights of the Secured Parties in or with respect to thereto.

     6. Authorized Actions by Administrative Agent. Each Debtor hereby agrees that:

     (a) From time to time, without presentment, notice or demand, and without affecting or impairing in any way the rights of Administrative Agent with respect to the Collateral, the obligations of Debtors hereunder or the Obligations, Administrative Agent may, but shall not be obligated to and shall incur no liability to any Debtor, any Secured Party or any third party for failure to take any action which a Debtor is obligated by this Security Agreement to do and to exercise such rights and powers as a Debtor might exercise with respect to the Collateral.

     (b) Administrative Agent may execute in its own name or in the name of each Debtor and file one or more financing statements describing the Collateral in such jurisdictions as deemed appropriate by Administrative Agent from time to time.

     (c) Administrative Agent may file photostatic or other copies of financing statements signed or authenticated by each Debtor or of this Security Agreement in such jurisdictions as deemed appropriate by Administrative Agent from time to time.

     (d) Each Debtor hereby irrevocably appoints Administrative Agent as its attorney-in-fact to exercise after the occurrence and during the continuance of an Event of Default such rights and powers, including without limitation, to collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral.

     (e) Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral.

     (f) Insure, process and preserve the Collateral.

     (g) Transfer the Collateral to its own or its nominee's name.

     (h) Make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral.

provided, however, that Administrative Agent may take the actions listed in
--------  -------
paragraphs (e) through (h), inclusive, above only after the occurrence and during the continuance of an Event of Default.

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     Each Debtor hereby grants to Administrative Agent for the benefit of the
Secured Parties an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of each Debtor to take all such action permitted under this Paragraph 6. Each Debtor agrees to reimburse Administrative Agent upon demand for any reasonable costs and expenses, including, without limitation, attorneys' fees, Administrative Agent may incur while acting as each Debtor's attorney-in-fact hereunder, all of which reasonable costs and expenses are included in the Obligations secured hereby.
It is further agreed and understood between the parties hereto that such care as Administrative Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Administrative Agent's possession; provided, however, that Administrative Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

     7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, after notice to Borrower (except in the case of paragraph (g) below)and in addition to all rights and remedies available to Administrative Agent and the Secured Parties with respect to the Obligations, at law, in equity or otherwise, do any one or more of the following:

     (a) Foreclose or otherwise enforce Administrative Agent's security interest in any manner permitted by law or provided for in this Agreement.

     (b) Sell, lease or otherwise dispose of any Collateral at one or more public or private sales at Administrative Agent's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Administrative Agent may reasonably determine.

     (c) Recover from each Debtor all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by Administrative Agent or any Secured Party in exercising any right, power or remedy provided by this Agreement.

     (d) Sell the Collateral, or any part thereof subject to applicable regulatory and legal requirements, including the requirement that any such purchaser be entitled to beneficially own shares in a Subchapter S corporation, if applicable.

     (e) Participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger, or liquidation of any issuer of securities that constitute Collateral, and in connection therewith deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as deemed proper by the Secured Parties in connection therewith, and any other money or property received in exchange for the Collateral shall be applied to satisfy the Obligations or held by the Secured Parties thereafter as Collateral pursuant to the provisions hereof.

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     (f) Exercise any and all rights and remedies of, as applicable, a general partner, limited partner, member, joint venturer or other equity or beneficial holder of the Subsidiaries or otherwise in respect of the Collateral, including, without limitation, any and all rights to demand or otherwise require payment of any amounts under, or performance of any provisions of, any Governing Agreement and any and all rights to manage the operation of any Subsidiary, as the case may be. The exercise by any Secured Party of any of the rights of a general partner of any Subsidiary shall not cause any Secured Party to become subject to any of the liabilities or obligations of a general partner thereof; and each Debtor which is a general partner hereby agrees to indemnify each Secured Party against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Secured Party in any way relating to or arising out of the Collateral in any action taken by such Secured Party, with respect thereto except to the extent caused by such Secured Party's gross negligence or willful misconduct.

     (g) Apply cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral for the following purposes and in the following order:

         (i) First, to the payment of (A) all costs and expenses relating to the sale of the Collateral and collection of amounts owing hereunder, including reasonable attorneys' fees of the Secured Parties (including the allocated cost of the Secured Parties' inhouse counsel), and disbursements of the Secured Parties for services rendered in good faith in connection therewith or in connection with any proceeding to sell if a sale if not completed and (B) all charges, expenses and advances reasonably incurred or made by the Secured Parties in order to protect the lien of this Agreement or the security afforded hereby;

         (ii)  Second, to the payment in full of all Obligations; and

         (iii) Third, the balance, if any, shall be paid to Debtors or to such other person as shall be lawfully entitled to receive such surplus (as determined by a court of competent jurisdiction, if such procedure is available under applicable law).

     Each Debtor shall be given ten (10) Business Days' prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of Collateral is to be made, which notice each Debtor hereby agrees shall be deemed reasonable notice thereof. Upon any sale or other disposition pursuant to this Agreement, Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including Administrative Agent) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of each Debtor and each Debtor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

     8.  Sales of Collateral.  Whenever the Secured Parties are entitled to sell
Collateral:

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

     (a) Each Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (or any similar stature then in effect) (the "Securities Act") and applicable state
                                      --------------
securities laws, the Secured Parties may, at their option, elect not to require each Debtor to register all or any part of the Collateral and may therefore be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. The Secured Parties shall be under no obligation to delay the sale of any of the Collateral for the period of time necessary to permit each Debtor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if each Debtor would agree to do so.

     (b) If the Secured Parties determine to exercise its right to sell any or all of the Collateral, upon written request, each Debtor shall, and shall cause each Subsidiary to, from time to time, furnish to Administrative Agent all such information as it may reasonably request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Administrative Agent as exempt transactions under the Securities Act and rules of the SEC thereunder, as the same are from time to time in effect.

     (c) Each Debtor which is an Subsidiary hereby (i) consents to the pledge to the Secured Parties of a security interest in the Collateral, (ii) except as set forth herein, waives any rights it may have with respect to the sale or other transfer of all or any interests in any Subsidiary, (iii) waives any restrictions on transfer of such interests contained in any Governing Agreement and (iv) consents to the admission of any Person, including without limitation any Secured Party, who purchases all or a portion of the Collateral at any sale thereof whether as a result of a bankruptcy or otherwise and agrees to deliver any writings or notices required to effect such admission.

     (d) If requested by Administrative Agent, each Debtor shall, ratify and confirm any sale or sales by executing and delivering to Administrative Agent, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of Administrative Agent, be advisable for the purpose.

     (e) The receipt by Administrative Agent of the purchase money paid at any sale made by it shall be a sufficient discharge therefor to any purchaser of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or the representatives or assigns of such purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

     (f) The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Each Debtor hereby waives, to the full extent permitted by applicable law, any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral, or any part

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thereof, may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Parties accept the first offer received which they in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree.

     9.  Voting Rights, Dividends, Etc.

     (a) So long as no Event of Default shall have occurred and be continuing (and, in the case of subparagraph (i) below, so long as written notice has not been given by Administrative Agent to Debtors):

         (i) Each Debtor shall be entitled to exercise any and all voting and other consensual rights and Rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or materially adversely affect the rights of the Secured Parties in or with respect to thereto.

         (ii) Subject to Section 6.12(b) of the Credit Agreement, each Debtor shall be entitled to receive and retain any and all dividends paid in respect of the Collateral.

         (iii) Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Debtor all such proxies and other instruments as each Debtor may reasonably request for the purpose of enabling each Debtor to exercise the voting and other rights which it is entitled to exercise pursuant to subparagraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to subparagraph (ii) above.

     (b) Upon the occurrence and during the continuance of an Event of Default and subsequent notice by Administrative Agent to Debtors of their intent to exercise such rights:

         (i) All rights of each Debtor to exercise the voting and other consensual rights and Rights which it would otherwise be entitled to exercise pursuant to Paragraph 5(a)(i) above shall cease, and all such rights and Rights shall thereupon become vested in the Secured Parties who shall thereupon have the sole right to exercise such voting and other consensual rights and Rights.

         (ii) All rights of each Debtor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Paragraph 5(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Secured Parties who shall thereupon have the sole right to receive and hold as Collateral such dividends.

         (iii) All dividends which are received by each Debtor contrary to the provisions of Paragraph 5(a)(ii) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of each Debtor and shall be forthwith paid over to Administrative Agent as Collateral in the same form as so received, with any necessary endorsement.

     (c) In order to permit the Secured Parties to exercise the voting and other rights which it may be entitled to exercise pursuant to Paragraph 5(a)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Paragraph 5(a)(ii) above, each Debtor shall, if necessary, upon written notice from Administrative Agent, from time to time execute and deliver to Administrative Agent appropriate dividend payment orders and other instruments as Administrative Agent may reasonably request.

     10. Place of Business; Collateral Location; Records Location. Each Debtor represents that its chief place of business is as set forth on Schedule 2
                                                               ----------
attached hereto; that the only trade name(s) used by each Debtor are set forth on said Schedule 2; and that, except as otherwise disclosed to Administrative
        ----------
Agent in writing prior to the date hereof, the Collateral and each Debtor's records concerning the Collateral are located at its chief place of business.

     11. Waiver of Hearing. Each Debtor expressly waives any constitutional or other right to a judicial hearing prior to the time Administrative Agent takes possession or disposes of the Collateral upon the occurrence of a Default.

     12. Cumulative Rights. The rights, powers and remedies of Administrative Agent and any of the Secured Parties under this Security Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent and any of the Secured Parties by virtue of any statute or rule of law, the Credit Agreement, the Loan Documents or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Administrative Agent's and any of the Secured Parties' security interest in the Collateral.

     13. Waiver. Any forbearance or failure or delay by Administrative Agent in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Administrative Agent or any of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Administrative Agent or such other Secured Party, as applicable. each Debtor waives any right to require any Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in such Secured Party's power.

     14. Setoff. Each Debtor agrees that each Secured Party may exercise its rights of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured.

     15.  Continuing Assignment and Security Interest; Transfer of Obligations.

     (a) This Agreement shall create a continuing assignment of and security interest in the Collateral and shall remain in full force and effect until payment in full of all Obligations, be binding upon each Debtor, their successors and assigns, and inure, together with the rights and remedies of Secured Parties hereunder, to the benefit of Secured Parties and their successors, transferees and assigns.

     (b) To the extent permitted in the Credit Agreement, Administrative Agent may assign or otherwise transfer its rights and obligations under the Loan Documents to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Administrative Agent herein or otherwise, all as provided in, to the extent provided in, and to the extent set forth in, the Credit Agreement. No Debtor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent.

     16.  Attorney Costs and Expenses.  Each Debtor jointly and severally agrees
(a) to pay or reimburse Administrative Agent and each other Secured Party for all reasonable costs and expenses incurred in connection with the enforcement or attempted enforcement, or preservation of any rights under any this Agreement, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including reasonable Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by Secured Parties and the reasonable cost of independent public accountants and other outside experts retained by Secured Parties. Any amount payable by Borrower under this Section shall bear interest from the 30th day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

     17. Appointment of Administrative Agent. Pursuant to Section 9 of the Credit Agreement, each Secured Party has appointed Administrative Agent as its agent under the Loan Documents (as defined in the Credit Agreement to include, without limitation, this Agreement), and Administrative Agent has accepted such appointment. Administrative Agent shall act as secured party, agent, bailee and custodian for the exclusive benefit of the Secured Parties with respect to the Collateral (as defined below). Administrative Agent agrees that Administrative Agent will act with respect to the Collateral for the exclusive benefit of the Secured Parties and is not, and shall not at any time in the future be, in any manner or to any extent, subject to the direction or control of each Debtor except as expressly permitted hereunder, under the other Loan Documents or as required by law.

     18. Additional Debtors. From time to time, additional Persons may become parties hereto, as additional Debtors (each, an "Additional Debtor") by
                                                 -----------------
executing and delivering to the Administrative Agent a Joinder Agreement substantially in the form of Exhibit I to the Credit Agreement, accompanied by a
                             ---------
supplement in form of Schedule 2 hereto and such other such documentation as Administrative Agent may reasonably require in connection therewith, wherein such Additional Debtors agree to become a party hereto and to be bound hereby. Upon execution and delivery of any such Joinder Agreement to and acceptance thereof by Administrative Agent, notice of which is hereby waived by Debtors, each such Additional Debtor shall be as fully a party hereto as if such Additional Debtor were an original signatory hereto. Each Additional Debtor shall be deemed to have made the representations and warranties set forth in Paragraph 2 of this Agreement as of the date of its joinder. Each Debtor expressly agrees that its Secured Obligations and the Liens upon its property granted herein shall not be affected or diminished by the addition or release of Additional Debtors hereunder, nor by any election of Secured Parties not to cause any other Subsidiary of Borrower to become an Additional Debtor hereunder. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder. Each Debtor hereby authorizes Administrative Agent to attach a Pledge Agreement Supplement (and/or produce a composite of all such Pledge Agreement Supplements) reflecting Additional Debtors to this Agreement and agrees that all equity interests listed on any Pledge Agreement Supplement delivered to Administrative Agent shall for all purposes hereunder constitute Collateral

     19. Extent of Obligations. Each Debtor hereby agrees that its obligations hereunder are independent of the obligations of each other Debtor, and a separate action or actions may be brought and prosecuted against each Debtor whether or not action is brought against another Debtor and whether or not any Debtor is joined in any such action or actions. Each Debtor hereby further agrees that from time to time, without notice or demand and without affecting or impairing in any way the rights of the Secured Parties with respect to the Collateral or the obligations of each Debtor hereunder, the Secured Parties may
(a) renew, compromise, extend, accelerate or change the time for payment or the terms of the Obligations, or any part thereof, (b) exchange, enforce, waive, release, apply and direct the order or manner of sale of any and all collateral for the obligations, including, without limitation, the Collateral, all as provided herein, and/or (c) release or substitute any Debtor, endorsers and guarantors. Each Debtor waives any right to require the Secured Parties to (i) proceed against any other Debtor, or (ii) proceed against or exhaust any security of any other Debtor held for its obligations, or (iii) pursue any other remedy whatsoever. Each Debtor waives any defense (other than payment in full of the Obligations) based upon or arising out of any defense of any other Debtor, including, without limitation, any defense based on or arising out of the disability or the cessation of liability of any Debtor or any other person, or the unenforceability of any other Debtor's obligations under any Loan Document or any part thereof from any cause. Each Debtor agrees that the Secured Parties may proceed against all or any portion of the Collateral for all or any portion of the Obligations, as the Secured Parties may elect, without regard to marshalling. Each Debtor acknowledges and agrees that the Secured Parties may foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any right or remedy it may have against any other Debtor or security held by it for the Obligations, without affecting or impairing in any way the rights of the Secured Parties with respect to the Collateral or the obligations of each Debtor hereunder. Each Debtor waives any defense arising out of any such election by the Secured Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of each Debtor against any other Debtor or any such security. Until all Obligations shall have been paid in full, each Debtor shall not have any right of subrogation, and each Debtor waives any right to enforce any remedy which the Secured Parties now have or may hereafter have against each other Debtor and Subsidiary, and waives any benefit of, and any right to participate in any security now or hereafter held by the Secured Parties. Each Debtor further assumes all responsibility for being and keeping itself informed of each other Debtor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risk which each Debtor assumes and incurs hereunder, and agrees that the Secured Parties shall have no duty to advise each Debtor of information known to them regarding such circumstances or risks.

     20. Limitation on Liability of Certain Debtors. Notwithstanding anything contained in this Agreement to the contrary, and except for the obligation of each Debtor to deliver the Collateral owned by such Debtor to Administrative Agent pursuant to the provisions hereof, in no event shall any Debtor who is a natural person have any personal liability with respect to the Obligations or any obligations, debt or other liabilities that may arise under this Agreement and Secured Parties recourse against such Debtor shall be limited solely to the Collateral owned by such Debtor.

     EXECUTED as of the day and year first above written.

                              "Debtors"

                              CALIFORNIA PIZZA KITCHEN, INC.


                              By   /s/ H.G. Carrington, Jr.
                                 --------------------------------------------
                                            H. G. Carrington, Jr.
                                   Executive Vice President, Chief Financial
                                            Officer and Secretary


                              CALIFORNIA PIZZA KITCHEN
                                OF ILLINOIS, INC.


                              By   /s/ Larry S. Flax
                                 --------------------------------------------
                                               Larry S. Flax
                                          Secretary and Treasurer

                                   /s/ H.G. Carrington, Jr.
                                 --------------------------------------------
                                    H. G. Carrington, Jr., an individual

                                   /s/ Gregory S. Levin
                                 --------------------------------------------
                                       Gregory S. Levin, an individual

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent

                              By: /s/ Patrick W. Zetzman
                                  -------------------------------------------
                                              Patrick W. Zetzman
                                                Vice President

                                                  SCHEDULE 1 TO PLEDGE AGREEMENT

                              CERTAIN COLLATERAL

            Corporations (All stock common unless otherwise noted)

           Issuers                          Debtors                     Certificate         Par         No. of     Percent of
                                                                           Nos.            Value        Shares     Ownership
-------------------------       -----------------------------           -----------      ---------      ------    ------------
CPK Management Company          California Pizza Kitchen, Inc.               1              NPV           100            100%

California Pizza Kitchen        California Pizza Kitchen, Inc.               4              NPV           100            100%
of Illinois, Inc.

Cpk Beverage, Inc               California Pizza Kitchen, Inc.               3              NPV           490             49%

California Pizza Kitchen        California Pizza Kitchen, Inc.               5              NPV            97             97%
of Annapolis, Inc.
                                H. G. Carrington, Jr.                        6              NPV             1              1%

                                Gregory S. Levin                             7              NPV             1              1%

                                 Partnerships

           (All owned by California Pizza Kitchen Of Illinois, Inc.)

                            Partnership                                                 Ownership interest
               ----------------------------------------                      -----------------------------------------
               CPK I, Limited Partnership, an                                50% of general partnership interest
               Illinois limited partnership

               CPK Water Tower Limited Partnership,                          50% of general partnership interest
               an Illinois limited partnership

                                       1